UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2026

AETERNUM HEALTH, INC.

(Exact name of registrant as specified in our charter)

Delaware	001-15913	06-1120072
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Pennsylvania Avenue, NW, South Building, Suite 900, Washington, DC	20004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 580-6500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	AETN	OTC ID

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 31, 2026, the Company entered into an employment agreement with Josua Oosthuizen .as CEO of the Company. Under the terms of the Employment Agreement with Mr. Oosthuizen, he has agreed to serve for two years as CEO, receive an annual base salary of $240,000, be eligible for an annual bonus of up to 60% of his base salary and receive the following milestone-based cash bonuses: $200,000 upon achieving US GAAP-based revenue of $3 million in average monthly revenues for the trailing three months; $200,000 upon achieving $6 million in average monthly revenues for the trailing three months; $200,000 upon achievement of $9 million in average monthly revenues for the trailing three months; and $200,000 upon achievement of $12 million in average monthly revenues for the trailing three months. Upon termination for any reason other than voluntary termination, Mr. Oosthuizen will receive (a) accrued benefits, (b) continuation of the his base salary from the date immediately following the termination date until the end of the then-applicable two-year employment period, payable monthly and (c) acceleration of all share awards earned and vested or not yet vested prior to termination to be exercisable until the earlier of (x) a period of one year after his termination or (y) the original term of the option, if such share awards are an option. The foregoing descriptions of the employment agreement with Mr. Oosthuizen does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement that is attached as Exhibit 10.1 hereto and incorporated herein by reference.

On August 8, 2026, Aeternum entered into an employment agreement with Pieter Scholtz .as CFO of the Company. Under the terms of the employment agreement with Mr. Scholtz, he has agreed to serve for two years as CFO, receive an annual base salary of $165,000 and be eligible for an annual bonus at the discretion of management. The foregoing descriptions of the employment agreement with Mr. Scholtz does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement that is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Josua Oosthuizen, age 41, has, since August 2025 through July 2026, been the Project Management Office Manager for R & R , a project management and project controls services company principally for mining and other capital-intensive projects in which he established and managed a project management office for a chrome mine in South Africa. From October 2023 through July 2025, Mr. Oosthuizen was Senior Business Unit Leader at ASP Isotopes Inc., an advanced materials and isotope-enrichment company developing and operating isotope-enrichment technology for medical, semiconductor, energy and other applications where he was responsible for capital-project development and execution, including the end-to-end delivery of an isotope-enrichment facility in South Africa. From November 2021 until October 2023, Mr. Oosthuizen was Managing Director of Metal Refining Engineers, a company he co-founded that provided chemical and fluorochemical engineering consultancy and project development activities serving clients in the mining and isotope-enrichment industries. From February 2012 through October 2021, Mr. Oosthuizen served as Project Manager for DRA Global International, a multidisciplinary engineering, project delivery and operations management group focused principally on the mining, minerals and metals industries, where he managed multidisciplinary capital projects in the mining and mineral-processing sector, including engineering, procurement and construction activities.

Pieter Scholtz, 63, is a Chartered Accountant in South Africa with more than 30 years of experience in financial management, corporate governance, taxation and treasury across the mining, construction, manufacturing and equipment sectors throughout Africa. He has led finance teams through periods of rapid growth and restructuring and has implemented ERP systems and control frameworks that significantly improved reporting efficiency and operational performance. From April 2003 to January 2012, Mr. Scholtz held senior finance and governance roles within the Sandvik Group. He then served from February 2012 to June 2014 as Financial Director Africa for Webb Construction Africa, overseeing operations across South Africa, Ghana, Côte d’Ivoire, Sierra Leone, Burkina Faso and Kenya. From July 2014 to June 2015, Mr. Scholtz served as Financial Director of IRCA (Pty) Ltd and from February 2015 to February 2023, led the finance function of Kemach Equipment, a business with annual revenues in excess of R1 billion. He subsequently consulted as a financial executive to wide variety of industries. Mr. Scholtz holds a Bachelor of Commerce (Accounting), a Bachelor of Commerce Honours in Finance, a Master of Commerce in Financial Management and a Higher Diploma in Taxation from Rand Afrikaans University (now the University of Johannesburg). He is a Chartered Accountant (SA) and has completed the Senior Executive Programme at London Business School.

Item 7.01 Regulation FD Disclosures.

On August 4, 2026, the Company issued a press release regarding the employment of Josua Oosthuizen as CEO of the Company. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of this Current Report on Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing. Furthermore, the furnishing of information under Item 7.01 of this Current Report on Form 8-K is not intended to constitute a determination by the Company that the information contained herein, including the exhibits hereto, is material or that the dissemination of such information is required by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Employment Agreement dated July 31, 2026, between Aeternum Health, Inc. and Josua Oosthuizen

10.2	Employment Agreement dated August 8, 2026, between Aeternum Health and Pieter Scholtz

99.1	Press Release dated August 4, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Form 10 to be signed on our behalf by the undersigned, thereunto duly authorized.

Date: September 1, 2026	AETERNUM HEALTH, INC.

	By:	/s/ Paul Mann
	Name:	Paul Mann
	Title:	President